EXHIBIT 21.1


                              TARRANT APPAREL GROUP

                                  SUBSIDIARIES

                                                              JURISDICTION OF
NAME                                                            ORGANIZATION
----------------------------------------------------------   -------------------
Private Brands, Inc.......................................   California

Fashion Resource (TCL), Inc...............................   California

Tag Mex, Inc..............................................   California

NO! Jeans, Inc............................................   California

Rocky Apparel, LLC........................................   Delaware

Tag Mex, LLC..............................................   California

PBG7, LLC.................................................   California

Jane Doe International, LLC...............................   Delaware

Tarrant Company Limited...................................   Hong Kong

Marble Limited............................................   Hong Kong

Trade Link Holdings Limited...............................   Hong Kong

Jane Doe Hong Kong Ltd....................................   Hong Kong

Tarrant Mexico, S. de R.L. de C.V.........................   Mexico

Tagfin, S de R.L. de C.V..................................   Mexico

Tarrant Luxembourg, Sarl..................................   Luxembourg

4366883 Canada Inc........................................   Canada

3189472 Nova Scotia Company...............................   Nova Scotia, Canada